Exhibit (l)

                         SIDLEY AUSTIN BROWN & WOOD LLP

  BEIJING                    787 SEVENTH AVENUE                   LOS ANGELES
                          NEW YORK, NEW YORK 10019
  BRUSSELS                 TELEPHONE 212 839 5300                  NEW YORK
                           FACSIMILE 212 839 5599
  CHICAGO                      www.sidley.com                    SAN FRANCISCO

   DALLAS                       FOUNDED 1866                       SHANGHAI

   GENEVA                                                         SINGAPORE

 HONG KONG                                                          TOKYO

   LONDON                                                       WASHINGTON, D.C.


                                              January 25, 2005


Diversified Income Strategies Portfolio, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey 08536

Ladies and Gentlemen:

      This opinion is being furnished in connection with the registration by Diversified Income Strategies Portfolio, Inc., a Maryland corporation (the "Fund"), of shares of common stock, par value $.10 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Fund's registration statement on Form N-2, as amended (the "Registration Statement"), under the Securities Act, in the amount set forth under "Amount Being Registered" on the facing page of the Registration Statement.

      As counsel for the Fund, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares in the manner referred to in the Registration Statement. In addition, we have examined and are familiar with the Charter of the Fund, the By-laws of the Fund, and such other documents as we have deemed relevant to the matters referred to in this opinion.

      Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner described in the Registration Statement against payment of the consideration


   SIDLEY AUSTIN BROWN & WOOD LLP IS A DELAWARE LIMITED LIABILITY PARTNERSHIP PRACTICING IN AFFILIATION WITH OTHER SIDLEY AUSTIN BROWN & WOOD PARTNERSHIPS

SIDLEY AUSTIN BROWN & WOOD LLP                                          NEW YORK


described therein, will be legally issued, fully paid and non-assessable shares of common stock of the Fund.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

                                             Very truly yours,
                                             /s/ Sidley Austin Brown & Wood LLP


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